Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lamar Advertising Company:

We consent to the incorporation by reference in the registration statements Nos. 333-89034, 333-37858, 333-116008, 333-160943, 333-160945, 333-182365, 333-190603, 333-190604, and 333-206483 on Form S-8 of Lamar Advertising Company of (a) our report dated February 25, 2016, except as to note 17, which is as of July 8, 2016, with respect to the consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015 and the related financial statement schedules, and (b) our report dated February 25, 2016, except as to note 9, which is as of July 8, 2016, with respect to the consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income, stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2015 and the related financial statement schedules, which reports appear herein.

Baton Rouge, Louisiana

July 8, 2016

/s/ KPMG LLP
KPMG LLP